1 SECTION 16 COMPLIANCE Introduction This section 16 compliance document (this “Document”) was created for the directors and officers of Lifezone Metals Limited (the “Company”) who are designated by the Board as the Company’s Section 16 officers in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder as amended from time to time (the “Exchange Act”). These individuals are referred to as “Insiders.” Pursuant to federal securities laws, compliance with the ownership, reporting and short-swing trading provisions of Section 16 of the Exchange Act is the responsibility of an Insider. To reduce the likelihood of unintentional reporting or trading violations, the Company sets out guidelines in this Document to assist Insiders in meeting their Section 16 reporting responsibilities. These guidelines are:- • to provide a mechanism for reminding Insiders of the risks of their reporting obligations and the risks of short-swing profit liability; • to assist Insiders in complying on a timely basis with Section 16(a) reporting requirements; and • to minimize Section 16(a) reporting violations that must be disclosed in the Company’s proxy statement and Annual Report on Form 20-F. As an Insider, you must continue to comply with other federal securities laws in addition to Section 16 that apply to transactions in Company Securities (as defined in the Company’s Insider Trading and Share Dealing Policy). As an Insider, you may be considered an “affiliate” of the Company. Clearance To Trade Insiders (and their respective related parties) must obtain prior clearance from the Chief Legal Officer before placing any order for the purchase or sale of shares in the Company. Clearance of a transaction is valid for three business days unless the transaction otherwise becomes prohibited at an earlier time. You must not deal in shares when in possession of material non-public information; and during any "blackout period". If you have any questions or need advice regarding the propriety, timing or other aspects of securities transactions, you should contact our Chief Legal Officer - legal@lifezonemetals.com.

2 Compliance Support The Company, via the Chief Legal Officer, can assist you in the preparation and filing of your Section 16 reports (the Forms). The Forms Form 3 is used by Insiders initially to disclose ownership of the Company’s securities. Form 4 is used when an Insider executes a transaction. The Insider must file a Form 4 so that the public is made aware of the Insider’s various transactions in Company securities, including the amount purchased or sold and the price per share. Form 4 must be filed within two business days following the transaction date. Form 5 is used to report transaction after the Company’s fiscal year ends. Compliance with Section 16 is your personal responsibility, and accordingly, you may prepare and file all required reports yourself. However, because most transactions you effect in Company securities will require a filing of Form 4 within two business days after the transaction occurs, the Company has implemented procedures to assist you. Please note that, under SEC rules, if you file reporting forms late or fail to file at all, the Company may be required by law to disclose your name as a late filer. Other significant penalties may also apply. Filing of Reports You should carefully consider whether you may be aware of any material non-public information about the Company before requesting pre-clearance to trade. If you are aware of any such information, you should make the Chief Legal Officer fully aware of those circumstances when requesting pre-clearance. If the Chief Legal Officer approves a transaction for which you have requested preclearance, the Company’s Chief Legal Officer will have a Form 4 prepared and filed with the SEC on your behalf for the transaction. The Chief Legal Officer will not file a Form 4 unless and until you confirm to our Chief Legal Officer that the trade has been placed. To make this confirmation, you are encouraged to complete and return to the Transaction Report attached hereto as Exhibit A. Please keep in mind that your SEC filing obligation commences on the date you place (execute) an order, not the date on which your transaction settles. Remember that the Form 4 must be filed with the SEC within two business days of the reportable transaction.

3 If you do not return to the Chief Legal Officer a completed Transaction Report promptly after placing your order for the pre-cleared transactions, the Company must assume that you did not execute the proposed transaction in the permitted trading window. At the end of the fiscal year, the Chief Legal Officer will also send you a Form 5 filing reminder. Please promptly complete, sign and return the reminder to the Chief Legal Officer. The Chief Legal Officer will then prepare a Form 5 on your behalf and send to you for your review and for subsequent filing by the Company in accordance with the above procedures. Power of Attorney To enable the Company to prepare and file Forms on a timely basis, it is necessary that you sign and return please the Power of Attorney attached hereto as Exhibit B. While these guidelines and procedures are designed to assist Insiders to comply with Section 16, the Company is aiding in the filing of Section 16 forms in order to be helpful to you. You must recognize that it will remain your obligation to see that your filings are made timely and correctly and that you do not engage in unlawful short-swing transactions. You are responsible for Section 16 filings and will be liable for any failures; the Company cannot and does not assume any legal responsibility in this regard. Posting of Section 16 Filings Form reports will be published on the SEC website and on the Company’s corporate website. If you have any questions about this Document, please contact the Chief Legal Officer - legal@lifezonemetals.com.

4 Exhibit A Pre-Clearance Checklist Trading Window. Confirm that the trade will be made during the Company’s permitted open or trading window. Section 16 Compliance. Confirm that the proposed trade will not give rise to potential short-swing profits liability under Section 16(b) as a result of matched past (or intended future) transactions. Ensure that a Form 4 has been or will be completed and will be timely filed. Remember to provide a confirmation to the Chief Legal Officer if you want the Company to file a Form 4 on your behalf. Prohibited Trades. Confirm that the proposed transaction is not a “short sale,” put, call or other transaction prohibited or strongly discouraged under the Company’s Insider Trading and Share Dealing Policy. Trading is prohibited when in possession of any material information regarding the Company that has not been adequately disclosed to the public.

5 Transaction Report Name of Director or Officer:- TRANSACTION(S) ☐ No transaction(s). ☐ The transaction(s) described below. Owner of Record Transaction Date(1) Transaction Code(2) Security (Common, Warrant, etc.) Number of Securities Acquired Number of Securities Disposed of Purchase / Sale Unit Price (1) (a) Brokerage transactions – trade (b) Other purchases and sales (c) Option and SAR exercises (d) Acquisitions under stock bonus plan date– date of grant (e) Conversion – date of convertible date firm commitment is made security (f) Gifts – date on which gift is made date of exercise (2) Transaction Codes (P) Pre-established Purchase or Sale (Q) Transfer pursuant to marital settlement (N) Purchase or Sale (not “Pre- (U) Tender of shares established”) (G) Gift (W) Acquisition or disposition of will (M) Option exercise (in-the-money (J) Other acquisition or disposition option) (specify)

6 SECURITIES OWNERSHIP FOLLOWING TRANSACTION Company Securities Directly or Indirectly Owned (other than stock options noted below): Title of Security (e.g., Common or Warrant) Number of shares/units Record Holder (if not Reporting Person) Relationship to Reporting Person Title of Security (e.g., Common or Warrant) Number of shares/units Record Holder (if not Reporting Person) Relationship to Reporting Person Stock Option Ownership Date of Grant Number of Shares Exercise Price Vesting Date Expiration Date Exercises to Date (Date, Number of Shares)

7 Exhibit B Form of Power of Attorney Know all by these presents, that the undersigned hereby makes, constitutes and appoints each Spencer Davis, Chief Legal Officer of Lifezone Metals Limited (the “Company”) as the undersigned’s true and lawful attorney- in-fact, with full power and authority as hereinafter described, to:- 1. prepare, execute, deliver and file for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder as amended from time to time (the “Exchange Act”); 2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; 3. seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and 4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact’s discretion. The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the responsibility to file the Forms 3, 4 and 5 are the responsibility of the undersigned, and the foregoing attorney-in- fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

8 The undersigned further acknowledges and agrees that the attorney-in-fact and the Company are relying on written information provided by the undersigned to complete such forms and the undersigned is responsible for reviewing the completed forms prior to their filing. The attorney-in-fact and the Company are not responsible for any errors or omissions in such filings. The attorney-in-fact and the Company are not responsible for determining whether or not the transactions reported could be matched with any other transactions for the purpose of determining liability for short-swing profits under the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in writing and signed, and delivered to the foregoing attorney-in-fact and to the Company. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of March, 2026. Signature: Print Name: Spencer Davis (Mar 4, 2026 13:43:06 GMT) Spencer Davis

Section 16 Compliance Policy_Lifezone Metals - Spencer Davis Final Audit Report 2026-03-04 Created: 2026-03-04 By: Spencer Davis (spencer.davis@lifezonemetals.com) Status: Signed Transaction ID: CBJCHBCAABAAld69TVRXP-QGsinAcdlYAqg7UfhKw2aS "Section 16 Compliance Policy_Lifezone Metals - Spencer Davis " History Document created by Spencer Davis (spencer.davis@lifezonemetals.com) 2026-03-04 - 1:40:34 PM GMT Document emailed to davis001@live.co.uk for signature 2026-03-04 - 1:40:38 PM GMT Email viewed by davis001@live.co.uk 2026-03-04 - 1:42:19 PM GMT Signer davis001@live.co.uk entered name at signing as Spencer Davis 2026-03-04 - 1:43:04 PM GMT Document e-signed by Spencer Davis (davis001@live.co.uk) Signature Date: 2026-03-04 - 1:43:06 PM GMT - Time Source: server Agreement completed. 2026-03-04 - 1:43:06 PM GMT